UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 22, 2011

SAVEDAILY, INC.
(Exact name of registrant as specified in Charter)

Nevada	333-143039	20-8006878
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

3020 Old Ranch Parkway, Suite 140
Seal Beach, California 90740
 (Address of Principal Executive Offices)

(562) 795-7500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results Of Operations And Financial Condition

As previously disclosed in our Current Report on Form 8-K dated  August 29, 2011 (the “Merger 8-K”), on August 22, 2011, Nine Mile Software, Inc., a Nevada corporation (“Nine Mile”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SD Acquisition Inc., a California corporation and a wholly-owned subsidiary of Nine Mile (“Merger Sub”), and SaveDaily.com, Inc., a California corporation, pursuant to which Merger Sub was merged (the “Merger”) into SaveDaily.com, Inc., and SaveDaily.com, Inc. became a wholly-owned subsidiary of Nine Mile. The Merger was consummated on August 23, Subsequent to the Merger and effective as of September 6, 2011, Nine Mile Software, Inc. changed its name to SaveDaily, Inc.

In connection with the Merger, and as a part of the transactions contemplated thereby, Nine Mile entered into a Stock Purchase Agreement (the “TradeWarrior Agreement”) with Damon Deru, the chief executive officer of Nine Mile prior to the Merger (the “Acquirer”). Pursuant to the Trade Warrior Agreement, Nine Mile agreed to sell and transfer (the “Trade Warrior Sale”) TradeWarrior, a Nevada corporation and a wholly owned subsidiary of Nine Mile (“TradeWarrior”), to the Acquirer, in consideration for the Acquirer's agreement to assume all liabilities associated with Nine Mile and Trade Warrior relating to or arising in connection with the period prior to the consummation of the Merger.  Additionally, in connection with the Merger and the Spin-Off, the Acquirer agreed to return 100,000 shares of Nine Mile Common Stock to Nine Mile for cancellation. The Trade Warrior Sale was deemed effective and closed as of August 26, 2011.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the TradeWarrior Agreement and the above description is qualified in its entirety by reference to the TradeWarrior Agreement.  A copy of the TradeWarrior Agreement is included as Exhibit 10.1 to our Current Report on Form 8-K dated  August 29, 2011 and is incorporated herein by reference.

The descriptions of the Merger, the Trade Warrior Sale and the other transactions related thereto set forth above are summaries that do not purport to be complete and these descriptions are qualified in their entirety by reference to the Merger 8-K, to the Merger 8-K and its exhibits..

The unaudited pro forma condensed combined financial statements provided herein are based on the historical financial statements of SaveDaily.com and Nine Mile under the assumptions and adjustments set forth in the accompanying notes. The unaudited pro forma condensed combined balance sheet as of June 30, 2011 gives effect to the Merger as if the Merger had been consummated on June 30, 2011. The unaudited pro forma condensed combined statements of operations for the six months ending June 30, 2011 and the year ending December 31, 2010 give effect to the Merger as if the Merger had been consummated on those dates respectively.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of SaveDaily and Nine Mile, including the respective notes to those statements. The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations which would have been realized had the acquisition been consummated during the periods or as of the dates for which the pro forma information is presented.

The unaudited pro forma condensed combined financial statements do not give effect to any cost savings that may result from the Merger or the Trade Warrior Sale.

Item 9.01.  Financial Statement and Exhibits.

(d)           Exhibits.

Number:                      Description

99.1	Savedaily.Com, Inc. And Nine Mile Software, Inc. Unaudited Pro Forma Condensed Financial Statements

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SAVEDAILY, INC.

Date: November 4, 2011	By:	/s/ Jeff Mahony
Jeff Mahony,
Chief Executive Officer